UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 10, 2009

                               NOVAGEN SOLAR INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-149617
                            (Commission File Number)

                                   98-0471927
                       (IRS Employer Identification No.)

          3044 BLOOR STREET W, SUITE 1440, TORONTO, ONTARIO    M8X 2Y8
             (Address of principal executive offices and Zip Code)

                                 (647) 456-9521
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As used in this Current Report on Form 8-K, all references to the "Company," "we," "our", "us" and "Novagen" for periods prior to the closing of the Reorganization refer to the Registrant, and for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries. Information regarding the Company, Novagen Solar (Canada) Ltd. and the principal terms of the Reorganization are set forth below.

                               THE REORGANIZATION

On April 27, 2009, we entered into a Share Purchase Agreement (the "Reorganization Agreement") with Novagen Solar (Canada) Ltd., a privately held Canadian corporation ("NSC"). Upon the closing under the Reorganization Agreement on July 10, 2009, the shareholders of NSC delivered all of their equity interests in NSC to the Company in exchange for shares of common stock in the Company, as a result of which NSC became a wholly-owned subsidiary of the Company (the "Reorganization"). NSC is a sales company engaged in the business of selling a variety of PV products. Under the terms of a Sales License Agreement with Rainbow Solar Inc., a Delaware corporation ("RSi"), NSC has the exclusive right in Canada and the non-exclusive right elsewhere to sell the RSi line of PV products.

Prior to the closing of the Reorganization, the Sales License Agreement was amended to to give NSC exclusive sales rights in Canada and a first right of negotiation and last right of refusal on manufacturing rights to RSi products in Canada. As consideration for the amended Sales License Agreement, Novagen agreed to issue RSi (or its assignees) 4 million restricted shares of our common stock, which shares have not yet been issued.

Pursuant to the Reorganization Agreement, at the closing, shareholders of NSC were entitled to receive one share of the Company's common stock for each issued and outstanding common share of NSC. One shareholder of NSC was entitled under the Reorganization Agreement to receive a non-interest bearing convertible debenture issued by the Company in an amount equal to $30,000 that is convertible at the rate of $0.01 per share at the option of the holder upon 61 days notice into a total of 3,000,000 common stocks of the Company (the "Debenture"). As a result, at the closing, the Company issued the Debenture and 3,000,000 shares of its common stock to the former shareholders of NSC.

Upon completion of the closing under the Reorganization Agreement, the Company has a total of 15,451,300 common shares issued and outstanding, of which 3,000,000 (19%) are held by persons who were previously shareholders of NSC. A further 4,000,000 shares are issuable to RSi (or its assignees), but have not been issued. On a fully diluted basis, the Company has 22,451,300 common shares issued and outstanding.

Other than the Debenture, neither the Company nor NSC had any options or warrants to purchase shares of capital stock outstanding immediately prior to or following the Reorganization.

The securities issued by Novagen in connection with the Reorganization were not registered under the Securities Act. All shares issued in connection with the Reorganization were issued in reliance upon the exemption from registration provided by Regulation S under the Securities Act, which exempts transactions to certain foreign investors. The Debenture was issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act for transactions not involving any public offering. The shares issuable to RSi will also be issued in reliance upon the exemption from registration provided by
Section 4(2) under the Securities Act for transactions not involving any public offering. All such securities constitute "restricted securities" as defined in Rule 144 under the Securities Act of 1933, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements. Certificates representing the issued shares contain a restrictive legend stating the same.

Under the provisions of the Reorganization Agreement, it was a condition to closing that the Company secure $200,000 in financing. This provision was entirely for the benefit of the Company and could be waived at any time. On July 9, 2009, we opted to waive the condition and proceed to closing.

The Company has relocated the address of its head office to 3044 Bloor Street W, Suite 1440, Toronto, Ontario M8X 2Y8. Our telephone number is 647.456.9521, and our facsimile number is 647.439.3785.

                           FORWARD-LOOKING STATEMENTS

Information in this current report contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurance can be given that the future results anticipated by the forward-looking statements will be achieved. These statements constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Such statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section titled "Risk Factors". Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

The forward-looking statements are based upon management's current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

                            DESCRIPTION OF BUSINESS.

OVERVIEW

Photovoltaic (PV) systems are used in industrial, commercial and residential applications to convert sunlight directly into electricity. Higher global energy prices, increased environmental awareness and the desire for energy security are accelerating the adoption of solar power. Governments around the world have also implemented various tariffs, tax credits and other incentives designed to encourage the use of solar power.

According to Solarbuzz, world solar PV market installations reached a record high of 5.95 gigawatts in 2008, representing growth of 110% over the previous year. Solarbuzz estimates that PV industry revenue was approximately $37.1 billion in 2008, versus $17 billion in 2007. Solarbuzz projects that the global PV market will reach 7.4 gigawatts in 2010 in its "Mid-Range" scenario.

We are a development stage company engaged in the marketing, sale and distribution of a variety of innovative PV products for use in a wide range of commercial, industrial and residential solar power generation systems. Our goal is to enable the next generation of photovoltaics to deliver utility class power generation with a view to assisting the world to achieve not just grid-parity, but ultimately, grid-independence.

We are focused on acquiring sales rights to products that are based on what we believe to be leading edge technologies. We presently have the exclusive right within Canada, and the non-exclusive right elsewhere, to sell the RSi line of photovoltaics, which includes the RSi SuperPV Power Enhancer and the DSO BIPV Window. Over the next year of operations, we plan to rapidly expand our sales locations across North America, generating substantial value for our stockholders while contributing to energy security, social equity, and protection of the ecosystem upon which life depends.

CORPORATE HISTORY

Novagen was incorporated in the State of Nevada on June 22, 2005 under the name of Pickford Minerals Inc. We were originally engaged in the exploration of mineral deposits in Labrador, Newfoundland, but due to higher than anticipated costs were unable to implement our exploration program. Motivated by developments in PV technology and believing that market conditions and legislative incentives were favorable, our management made a strategic decision in April 2009 to pursue opportunities in the PV industry.

On April 27, 2009, we entered into an agreement to acquire all the issued and outstanding shares of Novagen Solar (Canada) Ltd., a privately held Canadian corporation formed on February 14, 2009 ("NSC"). NSC is an authorized sales representative of Rainbow Solar Inc. ("RSi"), a Delaware corporation engaged in the marketing, sale and distribution of a portfolio of solar products based on leading technologies. NSC is licensed under an agreement dated February 19, 2009, as amended on July 10, 2009 (the "Sales License"), for a period of 10 years to sell and distribute RSi's products anywhere in the world, with the exclusive right to sell and distribute in Canada. On May 12, 2009, we changed our name to Novagen Solar Inc. The acquisition of NSC closed on July 10, 2009. The address for our head office is 1440-3044 Bloor Street West, Toronto, Ontario M8X 2Y8. Our telephone number is (647) 456-9521. Our facsimile number is (647) 206-7062. Our common stock is quoted on the NASD Over-the-counter Bulletin Board under the symbol "NOVZ".

Since closing the acquisition of NSC on July 10, 2009, we have abandoned our mineral exploration interests and focused our business operations exclusively on marketing, sale and distribution of the RSi line of PV products.

SALES AND DISTRIBUTION LICENSE

By agreement dated February 19, 2009, as amended on July 10, 2009, our wholly-owned subsidiary, NSC has the exclusive right within Canada and the non-exclusive right elsewhere to sell and distribute all products licensed by RSi for a period of 10 years (the "Sales License"). The Sales License grants to NSC the exclusive right to establish facilities within Canada suitable for the demonstration of the RSi SuperPV Power Enhancer and such other products as may be approved by RSi from time to time.

The Sales License further gives NSC a right of first negotiation and right of last refusal in respect of the granting of any rights to manufacture any of RSi's products in Canada.

The Sales License obligates NSC to establish by October 1, 2009 a facility in Canada meeting certain specifications for the display and promotion of RSi's products. NSC must maintain the facility for the duration of the term of the Sales License.

The Sales License may be terminated by RSi without notice or delay on the happening of certain events ("Termination Events"), which includes the bankruptcy or insolvency of NSC or Novagen, any default by NSC in the performance of its obligations under the Sales License, or a change of control of Novagen. A change of control will be deemed to occur upon any of the following:

1. the approval by Novagen's shareholders of a merger or consolidation of Novagen with any other corporation, other than a merger or consolidation that would result in the voting securities of Novagen outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the total voting power represented by the voting securities of Novagen or such surviving entity outstanding immediately after such merger or consolidation;

2. any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Novagen representing 40% or more of the total voting power represented by Novagen's then outstanding voting securities; or

3. a change in the composition of the board of directors of Novagen, as a result of which fewer than a majority of the directors are directors who were either directors of Novagen as of February 19, 2009, or elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any change of control or in connection with an actual or threatened proxy contest relating to the election of directors of Novagen.

If any dispute between RSi and NSC remains unresolved after a period of 90 days from the date on which written notice by RSi of such dispute is delivered to Novagen, then RSi may terminate the Sales License at any time after a period of six months following delivery to Novagen of written notice thereof by RSi. If the License Agreement is terminated by RSi for any reason other than a Termination Event, then upon termination of the License Agreement RSi will pay liquidated damages therefor to Novagen calculated as $500,000 plus 20% of the average annual commission earned by Novagen during each completed year of the agreement.

PRODUCTS AND SERVICES

We market, sell and distribute a variety of PV products for commercial, industrial and institutional applications, including the RSi line of PV products. As the only sales representative presently licensed to sell RSi's products in North America, we believe that our unique product offering affords us an opportunity both to penetrate the PV markets with high quality, value-added products and also to compete in the commodity solar panel market by offering our customers an unparalleled per watt cost over the lifetime of their modules resulting in an accelerated break-even and increased return on investment.

RSI SUPERPV POWER ENHANCER

Our core product offering, the RSi SuperPV Power Enhancer ("SuperPV"), has only recently become commercially available for use with all of the dominant solar cell technologies: monocrystalline, polycrystalline and amorphous thin-film. The SuperPV is a low-profile device that, when plugged in to a solar module, will cause the module to generate more power with less current fluctuation.
When applied to crystalline panels, the SuperPV will also prevent overheating. We believe that the SuperPV will enable the next generation of PV products to deliver electricity at prices competitive with conventional energy sources without relying on government sponsored rebates. We believe that the SuperPV is a unique, market leading product that will become the most widely used power enhancement technology in the PV industry. We are not aware of any other commercially available products that are directly competitive with it.

RSI PV MODULES

A PV module is an assembly of PV cells that have been electrically interconnected and encapsulated via a lamination process into a durable and weather-proof package. We sell a variety of PV modules including monocrystalline, polycrystalline, multi-crystalline or amorphous thin-film technologies.

DSO BIPV WINDOWS

The DSO PV Window is a transparent, enclosed, super-tempered glass window system with a fully integrated, multi-tier PV and heat insulation technology. The window is available in a variety of sizes and tints, with transparency ranging from 30% to 95%. Options include fire and bullet proofing, plus smart home technologies such as, an electronic curtain (frosting the glass with the touch of a button) and light emission (turning the panel into a light source).

DSO ARCHITECTURAL GLASS

The DSO brand of building integrated architectural glass is designed to meet the aesthetic, performance and structural requirements of designers and architects. Sizes, shapes and configurations can be built to match virtually any specification available today, allowing for a direct substitution for monolithic, laminated or insulated glass panels. It is often desirable to achieve translucency in PV skylight applications. While a standard PV cell is an opaque 125 mm square, our cells can be arranged within clear glass panels to provide appropriate light levels and shading coefficients. A wide variety of colors, thickness, patterns, and shapes can be produced.

RSI MOBILE PV

RSi's Mobile PV is a durable, strong, flexible, waterproof and light-weight PV module based on spherical array concentrated cell technology.

MODULAR POWER STORAGE SYSTEM

We sell a modular power backup system and uninterrupted power supply specifically designed to enable large-scale solar power installations, such as solar farms and self-powered buildings, to store up to one megawatt of excess electrical output.

MANUFACTURING

We do not presently manufacture any of the products that we sell. The Sales License gives NSC a right of first negotiation and right of last refusal in respect of the granting of any rights to manufacture any of RSi's products in Canada.

We intend to focus our business operations on the development and growth of sales revenue until October 31, 2009. Thereafter, we intend to pursue the development of manufacturing facilities in Canada, with a view to having such facilities in production by June 1, 2010. The determination as to which, if any, of RSi's products we will seek to manufacture will depend on market response, the availability of raw materials, available capital, and the consent of RSi. There can be no assurance that we will have access to sufficient capital to develop manufacturing operations, or that RSi will consent to such development. If we are unable to establish manufacturing operations, we will be dependent upon RSi for the supply of their products, which could limit our growth and results of operations.

WARRANTIES

We do not offer any warranty on any of the products we sell and do not maintain any warranty reserves. All of our solar products are generally sold with a standard manufacturer's warranty for technical defects, which vary in duration according to product and manufacturer. The warranty is typically provided on a repair or replace basis.

COMPETITION

The PV market is intensely competitive and rapidly evolving. The number of PV product manufacturers and distributors has rapidly increased due to the growth of actual and forecast demand for PV products and the relatively low barriers to
entry.   We have only recently commenced operations, and do not presently hold a significant competitive market position in the PV market. Many of our competitors are large, well established companies with substantially larger operating staffs and greater capital resources than we have, which have been engaged in the PV energy business for a much longer time than we have. Such companies may be able to pay more for technology and products than our financial or human resources permit. Many of our competitors also have greater brand name recognition, more established distribution networks and larger customer bases. In addition, many of our competitors have well-established relationships with our current and potential distributors and have extensive knowledge of our target markets. As a result, they may be able to devote more resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can.

Our ability to compete will depend upon our ability to evaluate and acquire sales rights to PV products that increase power output or reduce costs, and to consummate transactions in a highly competitive environment. Our competitors include numerous wholesalers, OEM distributors, independent manufacturers and the major PV module manufacturers, such as Sharp Corporation, Suntech Power, BP Solar, GE Energy, Mitsubishi, and Sanyo; specialized cell manufacturers such as Q-Cells AG; and as integrated manufacturers of PV products such as Kyocera Corporation, Renewable Energy Corporation, Solar World AG and Sun Power Corporation. We also expect to compete with new entrants to the PV market, including those that offer more advanced technological solutions or that have greater financial resources. Furthermore, the entire PV industry also faces competition from conventional energy and non-solar renewable energy providers.

We will also face competition from any other sales representatives authorized by RSi to sell their products. While we have the exclusive right to sell RSi products in Canada for the next 10 years, our sales rights are non-exclusive outside of Canada. RSi has granted sales rights to other representatives in Europe, and may grant further rights that will be competitive with our own. Furthermore, any granting of exclusive sales rights by RSi will eliminate our ability to sell RSi's products in those territories. Notwithstanding, our management believes that our early mover advantage over any of RSi's subsequent licensors has placed us on an accelerated path towards establishing our position in a wide range of additional markets, including the United States.

MARKETING

We will market our products through our own sales force, as well as through sales representatives appointed to solicit orders and identify potential sales opportunities. We will sell the RSi products directly to commercial, industrial and governmental customers, sublicensing sales rights to the residential market. We also intend to form strategic relationships with key partners, including OEMs, system integrators and distributors, who deal directly with end-users in our target markets. We believe that, depending upon the size of the projects, we will likely derive a significant portion of our business from a small number of customers, but we do not presently anticipate that the loss of any such customer would adversely affect our business or results of operations.

Our initial target customers will include:

*     Panel Manufacturers
*     Solar Farm Operators
*     Architects, Designers and Specifiers
*     Developers, Builders and Construction Companies
*     Commercial and Industrial Building Owners
*     Engineering Firms and Electrical Contractors
*     Property Management Companies
*     Solar Integrators, Distributors and Agents
*     Roofing Companies and Contractors
*     Public Administrators and City Planners
*     Hotel/Resort Owners and Developers
*     Educational Institutions
*     Government Purchasing Officers
*     International Development Agencies

We expect that our customer mix will change as we continue to broaden our product offering and expand our sales organization.

We intend to establish a global sales presence by setting up sales offices and engaging sales and service personnel in key markets. We believe that quickly increasing our global sales presence will allow us to develop new customer relationships and generate incremental revenue, while establishing dominance among our competitors in key markets. By relying on a centralized sales order processing and warehousing structure, we will minimize overhead costs while ensuring regional representation throughout our sales territories.

We plan to establish our first sales locations in Toronto, Vancouver and Los Angeles, employing at least eight full time sales professionals, before September 1, 2009. By June 30, 2010, we intend to expand our sales offices throughout the United States, Canada and South America, focusing on those locations where the amount of sunshine, the cost of electricity or the availability of governmental incentives will be conducive to sales of our products. We further intend to develop joint ventures and cooperative partnerships with RSi's other current sales representatives in Europe. We may issue restricted sublicenses to dealers in those regions or territories in which we will not be establishing a sales office.

The total cost of generating electricity from PV modules remains higher than the total cost of generating electricity from conventional power sources in most markets. The higher cost of electricity from PV modules is a result of the high materials and manufacturing costs involved in producing PV wafers, cells and modules. We believe that the RSi SuperPV will play a significant role in reducing the cost of electricity generated by PV modules. Our strategy is to make the SuperPV available to all module manufacturers through comprehensive licensing that will yield substantial ongoing sales revenue to us, including sales rights to the resulting SuperPV enabled modules at preferred pricing levels. We believe that inasmuch as the RSi SuperPV will bring module manufacturers' products closer to cost parity with conventional power sources, they will be compelled by competitive market conditions to license the SuperPV rather than risk losing market share to licensed competitors.

We will promote our PV products through a series of focused marketing channels that include trade publications, attendance at key industry trade shows, direct mail campaigns, on-line advertising, and relationship marketing to our expanding network of sales representatives. The goal of our promotional campaign will be to establish strong industry and consumer recognition for the RSi SuperPV, and to emphasize their superior features and benefits. We will focus our initial sales efforts on high profile installations with strong promotional value.

The PV industry is fragmented and we believe there are opportunities for consolidation. We will seek to make selective acquisitions where we believe there are technological, cost or customer synergies. We do not have a history of acquiring or commercializing technologies, and there can be no assurance that we will be able to make any acquisitions, or that any such acquisitions will be successful.

DEPENDENCE ON RSI

Our business is based upon the Sales License between NSC and RSi, which is effective until February 18, 2019. We do not currently sell any PV products other than those licensed by RSi. Any change to our existing relationship with RSi, including the sale of RSi to a third party or termination or alteration of the Sales License, could disrupt our business and significantly harm our ability to earn revenue. Among other things, we would be forced to find alternative providers of PV products. There is no assurance that we would be able to do so on the same or as favorable terms than we currently have with RSi, or at all; and the increased costs of alternative arrangements may materially and adversely affect our business, results of operations and financial condition.

As a result of our reliance upon RSi, our ability to generate revenue may also be significantly adversely affected by anything that undermines RSi's ability to license the distribution and sale of competitive PV products, including the following:

* failure by RSi, its licensors or suppliers to protect their current and future intellectual properties, proprietary technologies, product designs, business methods and manufacturing processes;

* scarcity of raw materials, such as polysilicon and amorphous (thin film) silicon, used to manufacture RSi's PV products;

* interruptions in RSi's ability to procure components for their PV systems, whether due to discontinuance by suppliers, delays or failures in delivery, shortages caused by inadequate production capacity or unavailability, or for other reasons;

* failure by RSi to keep pace with rapid technological change with new or improved products and features;

* inability by RSi to effectively compete with other solar equipment manufacturers on the basis of cost, quality, weight, efficiency and performance

* failure by RSi's products to be commercially viable or gain market acceptance; and

* inability by RSi to develop and maintain successful relationships with key partners, including original equipment manufacturers, system integrators and distributors.

REGULATIONS

The market for electricity generation products is heavily influenced by national, regional and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In Canada and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products.

The sale and installation of our PV products is subject to oversight and regulation in accordance with national, regional and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. There is also a burden in having to track the requirements of individual jurisdictions and ensuring that our products comply with the varying standards. Any new government regulations or utility policies pertaining to our PV products could result in significant additional expenses to us, our customers and our suppliers, which in turn cause a significant reduction in demand for our PV products.

It is common for relevant governing authorities to require safety certification for any electrical device before it may be commercially sold within the applicable jurisdiction. Certification standards vary with each jurisdiction; Europe, the United States and Canada each have different standards. Our products are electrical devices, and as such, they must be approved for commercial sale under the applicable law of the particular jurisdiction. Our products have been certified by Underwriters Laboratories for commercial sale in the United States, and by T V Rheinland for sale in Europe.
RSi's products have not been certified under approved standards by a body accredited by the Standards Council of Canada. If we are required to obtain such certification, it could delay or otherwise impair our ability to effect sales in Canada and materially and adversely affect our business, results of operations and financial condition.

INCENTIVES

Currently, the cost of solar power exceeds the cost of power furnished by the electric utility grid in many locations. Various subsidies and tax incentive program exist at the national, regional and local levels to encourage the adoption of solar power including the following:

CAPITAL COST REBATES - provide funds to customers based on the cost of size of a customer's solar power system.

PERFORMANCE-BASED INCENTIVES - provide funding to customers based on the energy produced by their PV system.

FEED-IN TARIFF SUBSIDIES - government imposed prices set above market rates (which may differ by system size or application) that utilities are required to pay for renewable electricity generated by end-users for a guaranteed period of time.

TAX CREDITS - reduce a customer's taxes at the time the taxes are due.

NET METERING - enables end-users to sell any excess solar electricity they generate to their local utility in exchange for a credit against their utility bills (usually combined with rebates).

RENEWABLE PORTFOLIO STANDARDS - government mandates that a certain portion of electricity delivered to customers by utilities come from a set of eligible renewable energy resources, and in some instances, that a portion of the renewable energy quota must be generated by PV means.

If any of these subsidies or incentives are discontinued, reduced or substantially modified, if growth in any such subsidies or incentives is reduced, or if renewable portfolio standards or similar production requirements are changed or eliminated, demand for our PV products could decline or never develop, and our results of operations and financial condition could be materially and adversely affected as a result.

RESEARCH AND DEVELOPMENT

We have not undertaken any research or development over the last two fiscal years. We may establish cooperative research and development agreements with certain universities, customers and suppliers with a view to developing new PV products to which we will have sales rights. Our participation in any such arrangement will be limited to financing and administration. We do not intend to conduct any of the research or development, nor do we anticipate owning any of the resulting intellectual property. We will seek exclusive worldwide rights to sell any such products where possible, and on a territory-by-territory basis when necessary. We have not established a budget for contributions to research and development. Where appropriate, we may also acquire, commercialize and improve new or existing technologies.

INTELLECTUAL PROPERTY

We do not own any of the intellectual property rights to any of the products that we sell.

ENVIRONMENTAL

Our operations are currently limited to the sale and distribution of PV products. As such, we are not aware of any environmental laws that are applicable to our business, or which could result in any material compliance costs to us or effects on our business.

EMPLOYEES

We currently have no employees other than our officers and directors, who have not been paid for their services. As we commence our sales operations and grow our business, we expect to add significantly numbers of employees. We anticipate that by December 31, 2009, we will have approximately 15 full-time employees, of which eight will be sales-related, one will be technical, and the remainder being administrative. By December 31, 2009, we intend to engage the services of two new executive officers, being the President and the Chief Financial Officer. We may also retain qualified persons from time to time on a contract basis to perform services for us as needed. While we do not presently have any employment agreements with our officers and directors, we plan to enter into agreements with each of our key employees, including executive officers, by
December 31, 2009.   We do not presently have pension, health, annuity,
insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to our officers and directors.

                                    PROPERTY

We do not presently own or have an interest in any real property.

We plan to lease a 4,500 sq. ft. facility in Los Angeles, California by December 31, 2009 as our corporate headquarters and primary sales showroom in the United States. Our management expects to establish additional showrooms of at least 2,000 sq. ft. throughout the United States by December 31, 2009, although the number and location of such showrooms have not been determined.

We intend to lease sales showrooms of at least 2,000 sq. ft. in Toronto, Ontario and Vancouver, British Columbia by December 31, 2009, with two further showrooms being leased by June 30, 2010 in Calgary, Alberta and Montreal, Quebec. Our management considers that these Canadian facilities will be adequate to service our Canadian sales rights for the foreseeable future.


                               LEGAL PROCEEDINGS

Neither Novagen, nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against Novagen or its officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

                                  RISK FACTORS

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED AND OUR SHAREHOLDERS COULD LOSE ALL OR PART OF THEIR INVESTMENT.

(1) IT IS IMPOSSIBLE TO EVALUATE THE INVESTMENT MERITS OF OUR COMPANY BECAUSE WE HAVE NO OPERATING HISTORY.

We are a development stage company with no operating history upon which an evaluation of our future success or failure can be made. We were incorporated on June 22, 2005, and have accumulated a net loss of $58,595 against no revenue. Thus far, our activities have been primarily limited to organizational matters, acquiring our operating subsidiary, taking delivery of product samples, raising capital, and the preparation and filing of this current report. As a start-up, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in our company in light of the uncertainties encountered by start-up companies in a competitive environment. There can be no assurance that our business will be successful or that we will be able to attain profitability. Our future viability, profitability and growth will depend upon our ability to successfully implement our business plan and to expand our operations. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

(2) WE ARE EXPOSED TO RISKS ASSOCIATED WITH THE ONGOING FINANCIAL CRISIS AND WEAKENING GLOBAL ECONOMY, WHICH INCREASE THE UNCERTAINTY OF PROJECT FINANCING FOR COMMERCIAL SOLAR INSTALLATIONS AND THE RISK OF NON-PAYMENT BY CUSTOMERS.

The recent severe tightening of the credit markets, turmoil in the financial markets, and weakening global economy may cause slowdowns in the solar industry, which slowdowns could worsen if these economic conditions are prolonged or deteriorate further. The market for solar power systems depends largely on commercial and consumer capital spending. Economic uncertainty exacerbates negative trends in these areas of spending, and may negatively affect our ability to complete sales. Difficulties in obtaining capital and deteriorating market conditions may also lead to the inability of some customers to obtain affordable financing, including traditional project financing and tax-incentive based financing, resulting in lower sales to potential customers with liquidity issues. Further, these conditions and uncertainty about future economic conditions make it challenging for us to forecast our operating results, make business decisions, and identify the risks that may affect our business, financial condition and results of operations. If we are unable to timely and appropriately adapt to changes resulting from the difficult macroeconomic environment, our business, financial condition or results of operations may be materially and adversely affected.

(3) ANY FAILURE OR DELAY IN OBTAINING CERTIFICATION OF THE PV PRODUCTS WE INTEND TO SELL IN CANADA COULD IMPAIR OUR ABILITY TO EARN REVENUE AND MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In order for RSi's PV products to be commercially sold in Canada, the products must first be certified under approved standards (e.g. UL, CSA) by a body accredited by the Standards Council of Canada. RSi have not obtained such certification, and we have no assurance that they will. If RSi fails or delays in obtaining such certification, we may be required to seek such certification ourselves, which could impair our ability to effect sales and materially and adversely affect our business, results of operations and financial condition.

(4) IF PV TECHNOLOGY IS NOT SUITABLE FOR WIDESPREAD ADOPTION, OR SUFFICIENT DEMAND FOR PV PRODUCTS DOES NOT DEVELOP OR TAKES LONGER TO DEVELOP THAN WE ANTICIPATE, IT WILL IMPAIR OUR ABILITY TO EARN REVENUE AND ACHIEVE PROFITABILITY.

The market for PV products is emerging and rapidly evolving, and its future success is uncertain. If PV technology proves unsuitable for widespread commercial deployment or if demand for PV products fails to develop sufficiently, we would be unable to generate enough revenue to achieve and sustain profitability. In addition, demand for PV products in Canada and any other markets or geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of PV technology and demand for PV products, including:

* fluctuations in economic and market conditions that affect the viability of conventional and other renewable energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

* cost-effectiveness, performance and reliability of PV products compared to conventional and other renewable energy sources and products;

* success of other renewable energy generation technologies such as hydroelectric, wind, geothermal and biomass;

*     deregulation of the electric power industry and broader energy industry;

*     availability of government subsidies and incentives;

*     capital expenditures by end users of PV products; and

*     availability of raw materials used in the manufacture of PV products.

(5) IF WE ARE UNABLE TO COMPETE EFFECTIVELY IN THE INTENSELY COMPETITIVE SOLAR POWER INDUSTRY, WE MAY BE UNABLE TO GAIN MARKET SHARE OR GENERATE SALES.

The solar power market is intensely competitive and rapidly evolving. Our competitors have established market positions more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve sales and market share. There are a number of major multi-national corporations that produce solar power products, including Suntech Power, BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on PV technologies that may have costs similar to, or lower than, our projected costs.

Most of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors' greater sizes in some cases provides them with competitive advantages with respect to manufacturing costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. Many also have far greater name recognition, an established distribution network and an installed base of customers. In addition, many of our competitors have well-established relationships with current and potential resellers, which have extensive knowledge of our target markets. As a result, our competitors will be able to devote greater resources to the research, development, promotion and sale of their products and may be able to respond more quickly to evolving industry standards and changing customer requirements than we can.

(6) EXISTING REGULATIONS AND CHANGES TO SUCH REGULATIONS MAY PRESENT TECHNICAL, REGULATORY AND ECONOMIC BARRIERS TO THE PURCHASE AND USE OF PHOTOVOLTAICS, WHICH MAY SIGNIFICANTLY REDUCE DEMAND FOR OUR PRODUCTS.

The market for photovoltaics is heavily influenced by foreign, federal, provincial and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In many countries, including Canada and the United States, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to our customers of using our solar power products and make them less desirable, which would harm our business, prospects, results of operations and financial condition. We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our products.

(7) THE REDUCTION OR ELIMINATION OF GOVERNMENT ECONOMIC INCENTIVES COULD PREVENT US FROM ACHIEVING SALES AND MARKET SHARE.

Currently, the cost of solar power exceeds the cost of power furnished by the electric utility grid in many locations. As a result, federal, regional and local government bodies in Canada and the United States, have provided incentives in the form of rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on fossil fuels. If any of these subsidies or incentives are discontinued, reduced or substantially modified, if growth in any such subsidies or incentives is reduced, or if renewable portfolio standards or similar production requirements are changed or eliminated, demand for our PV products could decline or never develop, and our results of operations and financial condition could be materially and adversely affected as a result.

(8) ANY CHANGE IN OUR RELATIONSHIP WITH RSI COULD SIGNIFICANTLY HARM OUR BUSINESS AND PREVENT US FROM EARNING REVENUE.

Our business is based upon a Sales License Agreement between RSi and our wholly owned subsidiary, which is effective until February 18, 2019. Currently, we do not sell any PV products other than those supplied by RSi, and there can be no assurance that we will ever sell other products. Any change to our existing relationship with RSi, including the sale of RSi to a third party or termination or alteration of the Sales License, could disrupt our business and significantly harm our ability to earn revenue. Among other things, we would be forced to find alternative suppliers of PV products. There is no assurance that we would be able to do so on the same or as favorable terms than we currently have with RSi, or at all; and the increased costs of alternative arrangements might materially and adversely affect our business, results of operations and financial condition.

As a result of our reliance upon RSi, our ability to generate revenue may also be significantly adversely affected by anything that undermines RSi's ability to license the distribution and sale of competitive PV products, including the following:

* failure by RSi, its licensors or suppliers to protect their current and future intellectual properties, proprietary technologies, product designs, business methods and manufacturing processes;

* scarcity of raw materials, such as polysilicon and amorphous (thin film) silicon, used to manufacture RSi's PV products;

* interruptions in RSi's ability to procure components for their PV systems, whether due to discontinuance by suppliers, delays or failures in delivery, shortages caused by inadequate production capacity or unavailability, or for other reasons;

* failure by RSi to keep pace with rapid technological change with new or improved products and features;

* inability by RSi to effectively compete with other solar equipment manufacturers on the basis of cost, quality, weight, efficiency and performance

* failure by RSi's products to be commercially viable or gain market acceptance; and

* inability by RSi to develop and maintain successful relationships with key partners, including original equipment manufacturers, system integrators and distributors.

(9)     OUR GROWTH MAY NOT BE MANAGEABLE AND OUR BUSINESS COULD SUFFER AS A
RESULT.

Even if we are successful in developing our new business, failure to manage the growth could adversely affect our operations. We may experience extended periods of very rapid growth, which could place a significant strain on our management, operating, financial and other resources. Our future performance will depend in part on our ability to manage growth effectively. We must develop management information systems, including operating, financial, and accounting systems, improve project management systems and expand, train, and manage employees to keep pace with growth. Our inability to manage growth effectively could negatively affect results of operations and the ability to meet obligations as they come due.

(10) WE WILL NEED ADDITIONAL FINANCING TO EXECUTE OUR BUSINESS PLAN AND FUND OPERATIONS, WHICH MIGHT NOT BE AVAILABLE ON REASONABLE TERMS OR AT ALL.

Our currently available capital and cash flows from operations may be insufficient to execute our current business plan and fund business operations long enough to become cash flow positive or to achieve profitability. Our ultimate success may depend upon our ability to raise capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the renewable energy industry, and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenue from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

(11) SUBSTANTIAL FUTURE SALES OR PERCEIVED SALES OF OUR COMMON SHARES IN THE PUBLIC MARKET COULD CAUSE THE PRICE OF OUR COMMON SHARES TO DECLINE.

Sales of our common shares in the public market, or the perception that these sales could occur, could cause the market price of our common shares to decline. As of July 10, 2009, we had 15,451,300 shares of common stock issued and outstanding; and we had non-interest bearing convertible securities outstanding, that are convertible into 3,000,000 shares of common stock. Furthermore, under the terms of the Sales License Agreement we must issue a further 4,000,000 shares of our common stock to RSi. The number of common shares outstanding and available for sale will increase if the holders of our convertible securities exercise their conversion rights, subject to volume, holding period and other restrictions as may be applicable under Rule 144 and Rule 701 promulgated under the Securities Act of 1933, as amended. To the extent the shares issuable upon conversion of the notes are sold into the market, or there is a perception that such sales could occur, the market price of our common shares could decline.

(12) SINCE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, IT IS LIKELY THAT INVESTORS WILL ONLY BE ABLE TO REALIZE A RETURN ON THEIR INVESTMENT BY RESELLING SHARES PURCHASED THROUGH THIS OFFERING.

We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain our future earnings, if any, to support our operations and to finance the growth and development of our business and do not expect to pay cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will likely depend upon any future appreciation in the value of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain its current trading price.

(13) IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR BUSINESS MAY FAIL.

Our sole executive officer has no experience with photovoltaics. This inexperience presents a higher risk that we will be unable to complete our business plan for the sale of our PV products. Our future success depends, to a significant extent, on our ability to attract, train and retain capable technical, sales and managerial personnel. Recruiting and retaining capable personnel, particularly those with expertise in the solar power industry, is vital to our success. There is substantial competition for qualified technical and managerial personnel, and there can be no assurance that we will be able to attract or retain the necessary persons. If we are unable to attract and retain qualified employees, our business may fail and our investors could lose their investment.

(14) OUR CEO OWNS A CONTROLLING PERCENTAGE OF OUR VOTING STOCK, WHICH WILL ALLOW HIM TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

Our Chief Executive Officer owns 58% of our outstanding voting stock. Accordingly, he will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the approval of mergers and other significant corporate transactions. These factors may also have the effect of delaying or preventing a change in our management or our voting control. Our Articles of Incorporation do not provide for cumulative voting.

(15) WE MAY ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN OUR COMMON STOCK, WHICH MAY ENTRENCH MANAGEMENT AND RESULT IN DILUTION OF OUR SHAREHOLDERS' INVESTMENT.

Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of preferred stock, par value $0.0001 per share. The authorized but unissued preferred stock may be issued by our board of directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of our board of directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our board of directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued.

(16) APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMIT THE LIQUIDITY OF OUR COMMON STOCK, WHICH COULD MAKE IT DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES.

As the shares of our common stock are penny stock, many brokers are unwilling to effect transactions in that common stock which can make it difficult for our shareholders to sell their shares of our common stock if a market develops for that common stock. Our common stock is defined as a penny stock pursuant to Rule 3a51-1 pursuant to the Securities Exchange Act of 1934. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act of 1934. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

* Deliver to the customer, and obtain a written receipt for, a disclosure document;

*    Disclose certain price information about the penny stock;

* Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

* Send monthly statements to customers with market and price information about the penny stock; and

* In some circumstances, approve the purchasers account pursuant to certain standards and deliver written statements to the customer with information specified in those rules.

Rather than comply with those rules, many broker-dealers refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares of our common stock and thereby liquidate their investments.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATION

THE FOLLOWING DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS CURRENT REPORT. SEE "RISK FACTORS" AND "DESCRIPTION OF BUSINESS".

OVERVIEW

Until July 10, 2009, our business plan was to explore our mineral property to determine whether it contained commercially exploitable reserves of valuable minerals. Our plan was to commence Phase I of a mineral exploration program proposed by Jacques Whitford, which would have involved expanded geological mapping, and geochemical sampling that would cover previously established grid areas, as well as other prospective sites that might have been developed to delineate either base metals or industrial minerals. Due to higher than anticipated fuel costs, we were unable to commence Phase I as planned in 2008. By the second quarter of 2009, we had insufficient capital to complete Phase I. In light of market conditions, our management determined in our second fiscal quarter of 2009 that it was in the Company's best interests to review opportunities in the field of solar energy.

On April 27, 2009, we entered into the Reorganization Agreement with the shareholders of NSC to acquire all the issued and outstanding shares of NSC.
NSC is the exclusive sales agent in Canada of RSI, and a non-exclusive sales agent for RSI everywhere else in the world. The acquisition of NSC was closed on July 10, 2009. As a result of the acquisition, we abandoned our mineral exploration interests and began pursuing the marketing, sale and distribution of PV products as our primary business. Accordingly, our accumulated operating losses of $58,595 to March 31, 2009 reflect our past activities that have been either discontinued or abandoned. In addition, the results of operations discussed herein reflect our previous operations and not the financial results of our new business model.

                             RESULTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008 COMPARED TO THE YEAR ENDED DECEMBER 31,
2007

OPERATING EXPENSES FROM CONTINUED OPERATIONS

Operating expenses consisted of consulting fees, professional fees, interest expenses and other general corporate expenses. Operating expenses were $29,599 for the year ended December 31, 2008, compared with a net recovery of $372 in operating expenses for the year ended December 31, 2007. The increase was a result of costs associated with our initial public offering, and consulting fees associated with the exploration of our mineral properties.

Professional fees were $24,312 for the year ended December 31, 2008, compared with no such fees for the year ended December 31, 2007. Professional fees incurred in fiscal year 2008 consisted of legal and accounting fees associated with our initial public offering, and the costs associated with our audited financial statements and periodic reporting obligations.

Consulting fees were $1,412 for the year ended December 31, 2008, compared with no such fees for the year ended December 31, 2007. Consulting fees incurred in fiscal 2008 were due to the review of our disclosure in our offering prospectus and engaging a geologist to assist us with the exploration of our mineral properties.

Interest expenses for the fiscal year ended December 31, 2008 were $1,811 compared with no such expense in fiscal 2007. Interest expenses were entirely due to a promissory note issued January 23, 2008 for $15,000 that bore interest at 20% per annum, which was repaid in full on August 26, 2008.

General office expenses were $2,064 for the year ended December 31, 2008, compared with a net recovery of $372 in operating expenses for the year ended December 31, 2007. The difference was primarily due to transfer agent fees associated with our initial public offering in fiscal 2008, and a net foreign exchange gain realized in fiscal 2007.

NET LOSS FOR THE PERIOD

We recorded a net loss of $29,599 for the year ended December 31, 2008, compared with a net gain of $372 for the year ended December 31, 2007.

FOR THE THREE MONTHS ENDED MARCH 31, 2009 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2008

OPERATING EXPENSES

Operating expenses consisting of professional fees and other general corporate expenses rose considerably between the periods due to our initial public offering.

Operating expenses were $17,015 for the three months ended March 31, 2009, compared with $15,383 for the three months ended March 31, 2008. The increase was attributable to an increase in professional fees associated with our audited financial statements and periodic reporting obligations.

NET LOSS FOR THE PERIOD

We recorded a net loss of $17,015 for the three months ended March 31, 2009, compared with a net loss of $15,383 for the three months ended March 31, 2008.

LIQUIDITY AND CAPITAL RESOURCES

Our cash on hand was $32,620 as at March 31, 2009 compared to $11,153 at March 31, 2008. Our working capital improved to $13,851 as at March 31, 2009, compared to a working capital deficit of $12,117 as at March 31, 2008.

Our improved cash position and working capital was achieved though receipt of gross proceeds of $60,000 from the issuance of common stock through our initial public offering. This compares with no such proceeds during the three months ended March 31, 2008.

We do not presently have sufficient capital to sustain minimal operations for the next 12 months, but our President has undertaken to provide such financing as may be required in that regard. Our management believes that we will require financing of $2,000,000 in order to complete our stated plan of operations for the next twelve months, not including manufacturing. If we engage in manufacturing, our financing requirements will increase to approximately $10 million to $150 million per plant, depending on the product to be manufactured. There can be no assurance, however, that such financing will be available or, if it is available, that we will be able to structure such financing on terms acceptable to us or that it will be sufficient to fund our cash requirements until we can reach a level of profitable operations and positive cash flows. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. We currently have no firm commitments for any additional capital.

On July 10, 2009 we issued a non-interest bearing convertible debenture for $30,000 to a former shareholder of NSC in exchange for all of its shares of NSC. The convertible debenture is due on demand and may be converted by the holder at the rate of $0.01 per share upon delivering 61 days advance written notice thereof to the Company. The conversion price of the convertible debenture may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

If we are unable to generate sufficient revenue in time to implement our business plan on schedule, we will require additional financing in order to meet our objectives. There is no assurance that we will be able to obtain such financing on acceptable terms, or at all. Financing may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we may curtail operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 10, 2009 by (i) each person known by us to be a beneficial owner of more than five% (5%) of our issued and outstanding common stock; (ii) each of our Directors and executive officers; and (iii) all our directors and executive officers as a group.

---------------------------------------------------------------------------
Name                                            Number of Shares          %
---------------------------------------------------------------------------

Fidel Thomas                                                   -          -

Alfonso Quijada                                        1,000,000          6

Thomas Mills                                           9,000,000         58
---------------------------------------------------------------------------

Directors and officers as a group (three persons)     10,000,000         64
===========================================================================

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

The address for all our directors, executive officers and beneficial owners of more than five% of our issued and outstanding shares is 3044 Bloor Street West, Suite 1440, Toronto, Ontario M8X 2Y8.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

--------------------------------------------------------------------------------
                                                                TERM PERIOD
                                                                SERVED AS
NAME             POSITION                               AGE     DIRECTOR/OFFICER
--------------------------------------------------------------------------------

Thomas Mills     Chief Executive Officer,                41     2009 to present
                 President, Chief Financial Officer
                 Secretary and a director

Alfonso Quijada  director                                38     2006 to present
===============================================================================

Thomas Mills is the founder and sole officer and director of Novagen Solar (Canada) Ltd., which we acquired as our wholly-owned subsidiary on July 10, 2009. Mr. Mills was the co-founder of Thrust Energy Corp., an oil and gas exploration company in June 2005, and has been its Chief Executive Officer, President, Chief Financial Officer and a director since its inception. Mr. Mills was also the co-founder of AMP Productions Ltd., a motion picture production company in March 2003, and has served as its Chief Executive Officer, President, Chief Financial Officer and a director since its inception. Mr. Mills was the co-founder of Kingston Mines Ltd., a mineral exploration company in June 2005, and was its Vice-President, Chief Financial Officer and a director from its inception until April 2008. Mr. Mills also served as the President of Kingston Mines Ltd. from January 2008 until April 2008. From 2001 to September 2004, Mr. Mills was the Chief Executive Officer and President of Torrent Energy Corp., a natural gas exploration company, acting as its Chief Financial Officer from March 2004 to September 2004. He received his Bachelor of Laws degree from the University of British Columbia in 1996, and holds a Bachelor of Arts degree with an emphasis on management and organizational behavior, obtained from the University of Waterloo, Waterloo, Ontario in 1992. Mr. Mills was called to the Bar of British Columbia in 1997, and remains a part-time practicing member.

Fidel Thomas has been an independent corporate communications and business development consultant since 2003. His clients include numerous private and publicly held corporations, including Minco Gold Corp., Minco Silver Corp., Trivello Energy Corp., SMS Active Technologies and Visiphor Corp. Originally, an actor, screen-writer and director, Mr. Thomas was active in the Canadian entertainment industry from 1997 to 2002, through his production company, Inner Vision Images Motion Picture Corp., and later, as an officer and director of AMP Productions, Ltd. from 2003 to 2007. He is also currently Chief Executive Officer and a director of Castmor Resources Ltd, an exploration company having mineral interests in Labrador, Canada. Mr. Thomas received a Bachelor of Sociology from the University of East London in September, 1994. He earned a Diploma in Media Practice from the University of Central London in 1998. In 2007, he successfully completed a mining professional development course at the Norman B. Keevil Institute of Mining Engineering at the University of British Columbia.

Alfonso Quijada has raised millions of dollars for private and public companies, including $1.8 million for Rhino Films and $2.5 million for an oil refinery in Bulgaria. From 1994 through to 1998 he was the founder and president of New World Artist Productions Inc., an international production company, focused primarily on live-productions and music development in Japan. He was the VP of Investor Relations for Tri-Gate Entertainment Inc. from 2000 to 2003. From 2002 to 2003, Mr. Quijada also headed up investor relations for TNR Gold Corp. Since 2003, he has served as an independent consultant, advising companies on corporate development and finance. He is also currently Chief Operating Officer and a director of Castmor Resources, Ltd., an exploration company having mineral interests in Labrador, Canada.

The address for all our officers and directors is 3044 Bloor Street West, Suite 1440, Toronto, Ontario M8X 2Y8.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years none of our directors, executive officers, promoters or control persons has:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES OF THE BOARD

All proceedings of the board of directors for the fiscal year ended December 31, 2008 were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Thomas Mills, at the address appearing on the first page of this current report.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

                             EXECUTIVE COMPENSATION

To date we have no employees other than our officers. No compensation has been awarded, earned or paid to our officers. We have no employment agreements with any of our officers. There is no arrangement pursuant to which any of our directors has been or is compensated for services provided as one of our directors. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

While we do not presently have any employment agreements with our officers and directors, we plan to enter into agreements with each of our key employees, including executive officers, by December 31, 2009. Such agreements may include pension, health, annuity, insurance or similar benefit plans; and stock options, profit sharing plans and other incentive-based compensation.

  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED
                              STOCKHOLDER MATTERS

NO ESTABLISHED PUBLIC MARKET FOR COMMON STOCK

Our common stock is quoted on the OTC Bulletin Board under the symbol "NOVZ". Trading of our stock is sporadic and does not constitute an established public market for our shares. As of July 10, 2009, the closing price of our common stock on the OTC Bulletin Board was $0.20 per share. Our transfer agent and registrar is Holladay Stock Transfer, Inc., located at 2939 North 67th Place, Scottsdale, Arizona 85251.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The following quotations obtained from Yahoo! Finance reflect the high and low bids for our shares of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                       ----------------------------------
                        QUARTER ENDED      HIGH       LOW
                       ----------------------------------
                       March 31, 2009     $0.00     $0.00
                       ----------------------------------
                        June 30, 2009     $0.25     $0.01
                       ----------------------------------

HOLDERS

On July 10, 2009, the shareholders' list of our shares of common stock showed 59 registered holders of our shares of common stock and 15,451,300 shares of common stock outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Under the terms of the Sales License Agreement, we must issue 4,000,000 shares of our common stock to RSi (or its assigns). These shares have not yet been issued. Upon issuance, there will be 19,451,300 shares of our common stock outstanding.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

As part of our acquisition of NSC, on July 10, 2009 we issued a non-interest bearing convertible demand debenture for $30,000 to a former shareholder of NSC. Upon 61 days written notice to the Company, the holder of the debenture may convert the principal amount owing into 3,000,000 common shares of our capital stock at the rate of $0.01 per share. We have not otherwise issued and do not have outstanding any other securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

PENNY STOCK REGULATION

Our shares must comply with the Penny Stock Reform Act of 1990, which may potentially decrease our shareholders' ability to easily transfer their shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that must comply with the penny stock rules. Since our shares must comply with such penny stock rules, our shareholders will in all likelihood find it more difficult to sell their securities.

                     DESCRIPTION OF REGISTRANT'S SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share and 50,000,000 shares of preferred stock at a par value of $0.0001 per share.

COMMON STOCK

As of the date of this current report,, there were 15,451,300 shares of our common stock issued and outstanding that are held by 59 stockholders of record. Under the terms of the Sales License Agreement, we must issue 4,000,000 shares of our common stock to RSi (or its assigns). These shares have not yet been issued. Upon issuance, there will be 19,451,300 shares of our common stock outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. At all meetings of shareholders, except where otherwise provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of not less than twenty% (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We have authorized 50,000,000 shares of preferred stock at a par value of $0.0001 per share. We have no shares of preferred stock outstanding as of the date of this registration statement.

NEVADA ANTI-REORGANIZATION LAWS

We will become subject to Sections 78.411 and 78.444 of the Nevada General Corporation Law (the "NGCL") if we ever have 200 or more stockholders of record. Such statutes would prevent us from engaging in any "business combination" (as such term is defined in Section 78.416 of the NGCL, described in "Description of Capital Stock" herein) with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

(1) prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers, and by employee stock plans in which shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) on or subject to that date, the business combination is approved by our board of directors and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law provides for discretionary indemnification for each person who serves as one of our directors or officers. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Article Twelfth of our Articles of Incorporation states that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Under  Article  IX,  our  bylaws  provide  the  following  indemnification:

01.     INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02.     DERIVATIVE ACTION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03.     SUCCESSFUL DEFENSE

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and ..02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04.     AUTHORIZATION

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05.     ADVANCES

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

06.     NONEXCLUSIVITY

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07.     INSURANCE

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

08.     "CORPORATION" DEFINED

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

09.     FURTHER BYLAWS

The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

On June 30, 2009, we issued 3,000,000 restricted common shares at $0.01 per share to the former shareholders of NSC in exchange for all of their shares in NSC in connection with our acquisition of all the issued and outstanding shares of NSC. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Regulation S of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

On June 30, 2009, we issued a non-interest bearing convertible debenture for $30,000 to a former shareholder of NSC in exchange for all of its chares of NSC in connection with our acquisition of all the issued and outstanding shares of NSC. The convertible debenture is due on demand and may be converted by the holder at the rate of $0.01 per share upon delivering 61 days advance written notice thereof to the Company. The convertible debenture was issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) under the Securities Act for transactions not involving any public offering.

On June 30, 2009, as part of our acquisition of NSC, we issued to RSi an irrevocable right and option during the Term to purchase from Novagen a number of our common shares calculated as the quotient obtained by multiplying the number of fully diluted common shares of Novagen on the date of exercise by 0.2 and dividing the product by 0.3 (the "Option"). The exercise price of the Option shall be the volume weighted average price of the Common Shares as quoted by Bloomberg, LP on the NASD Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 30 day period immediately preceding the date of exercise. The Option shall be exercised by giving Novagen not less than 61 days advance written notice thereof, and will expire after any exercise thereof or upon termination of the sales license agreement between RSi and our wholly owned subsidiary, NSC.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

A. RESIGNATION OF FIDEL THOMAS AS CHIEF EXECUTIVE OFFICER, PRESIDENT, SECRETARY AND TREASURER

On July 10, 2009, Mr. Fidel Thomas resigned as the Chief Executive Officer, President, Secretary and Treasurer of the Registrant. He remains as a director of the Registrant. Mr. Thomas advised the Registrant that he was resigning from his position as an officer of the Registrant for personal reasons and not because of any disagreement with the Registrant. The Board of Directors accepted Mr. Thomas's resignation from each of the aforementioned positions effective as of July 1, 2009.

B. APPOINTMENT OF THOMAS E. MILLS AS CHIEF EXECUTIVE OFFICER AND AS INTERIM PRESIDENT, SECRETARY AND TREASURER

On July 10, 2009, the Board of Directors appointed Mr. Thomas E. Mills, 41, as the Chief Executive Officer, President, Secretary and Treasurer of the Registrant, effective as of July 11, 2009. Mr. Mills will hold the office of Chief Executive Officer until he resigns or his appointment is terminated by the Board of Directors. Mr. Mills will serve as the Registrant's interim President, Secretary and Treasurer until permanent successors for these positions are engaged. He will also continue to serve as the sole officer and director of Novagen Solar (Canada) Ltd. until we are able to engage an appropriate successor.

Thomas Mills is the founder and sole officer and director of Novagen Solar (Canada) Ltd., which we acquired as our sole, wholly-owned subsidiary on July 10, 2009. Mr. Mills was the co-founder of Thrust Energy Corp., an oil and gas exploration company in June 2005, and has been its Chief Executive Officer, President, Chief Financial Officer and a director since inception. Mr. Mills was also the co-founder of AMP Productions Ltd., a motion picture production company in March 2003, and has served as its Chief Executive Officer, President, Chief Financial Officer and a director since its inception. Mr. Mills was the co-founder of Kingston Mines Ltd., a mineral exploration company in June 2005, and was its Vice-President, Chief Financial Officer and a director until April 2008. Mr. Mills also served as the President of Kingston Mines Ltd. from January 2008 until April 2008. From 2001 to September 2004, Mr. Mills was the Chief Executive Officer and President of Torrent Energy Corp., a natural gas exploration company, acting as its Chief Financial Officer from March 2004 to September 2004. He received his Bachelor of Laws degree from the University of British Columbia in 1996, and holds a Bachelor of Arts degree with an emphasis on management and organizational behavior, obtained from the University of Waterloo, Waterloo, Ontario in 1992. Mr. Mills was called to the Bar of British Columbia in 1997, and remains a part-time practicing member.

On April 27, 2009, we agreed to issue 1,000,000 of our common shares at $0.01 per share to Thomas Mills as compensation for all his interest in Novagen Solar (Canada) Ltd., as part of our acquisition of NSC. On the date of the agreement, the closing price of our common stock on the OTCBB was $0.01. The acquisition of NSC closed on July 10, 2009, and we issued Mr. Mills his shares on July 13, 2009.

ITEM 5.06     CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Reorganization described in Item 2.01 of this Current Report on Form 8-K, management of the Company believes that it is no longer a "shell corporation," as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.     DOCUMENT

 2.1 Share Purchase Agreement, dated April 27, 2009, by and among Pickford Minerals Inc., Novagen Solar (Canada) Inc. and the shareholders of Novagen Solar (Canada) Inc.

 3.1 Articles of Incorporation of Novagen Solar Inc., incorporated by reference from the Company's Registration Statement on Form S-1 filed with the SEC on March 10, 2008

3.2 Bylaws of Novagen Solar Inc., incorporated by reference from the Company's Registration Statement on Form S-1 filed with the SEC on March 10, 2008

14.1 Code of Ethics, incorporated by reference from the Company's Annual Financial Statements on Form 10-K filed with the SEC on March 30, 2009

21.1            List of subsidiaries

23.1            Consent of Accountant

99.1            Audited Annual Financial Statements of Novagen Solar Inc.
                (formerly Pickford Minerals, Inc.), incorporated by reference from the Company's Annual Report on Form 10-K filed with the SEC on March 30, 2009

99.2            Unaudited Quarterly Financial Statements of Novagen Solar Inc.
                (formerly Pickford Minerals, Inc.), incorporated by reference from the Company's Quarterly Financial Report on Form 10-Q filed with the SEC on May 15, 2009

99.3 Audited Financial Statements of Novagen Solar (Canada) Ltd. as of March 31, 2009

99.4 Unaudited Consolidated Pro Forma Financial Statements of Novagen Solar Inc. for the period ended March 31, 2009

99.5 Convertible debenture dated April 27, 2009 issued by Pickford Minerals Inc. to Fahrinsland Capital LLC

99.6 Agreement dated July 10, 2009, among Rainbow Solar Inc. and Novagen Solar (Canada) Ltd. and Novagen Solar Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN SOLAR INC.



/s/ Thomas Mills
Thomas Mills, President & CEO
Date: July 14, 2009